FALCONSTOR

Q3 2021 Earnings Release

November 10, 2021

Safe Harbor Statement

This presentation includes forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties are discussed in FalconStor's reports on Forms 10-K, 10-Q, and other reports filed with the Securities and Exchange Commission, and in the Company's press release today.

FalconStor is the trusted data protection software leader modernizing disaster recovery and backup operations for the hybrid cloud world. The Company enables enterprise customers and managed service providers to secure, migrate, and protect their data while reducing data storage and long-term retention costs by up to 95%.

More than 1,000 organizations and managed service providers worldwide standardize on FalconStor as the foundation for their cloud first data protection future.

FALCONSTOR

Our Key 2021 Growth Initiatives

Expand our industry-leading backup and long-term retention and recovery product line by creating flexible and extensive data protection innovations to drive our growth over the next decade.

Sharpen our commercial and R&D efforts related to our business continuity driven data replication products to ensure we are focused on those use cases which are important to our largest and most strategic enterprise customers

Begin to generate growth via M&A

Deliver consistent profitability

Q3 2021 Highlights

- Quarterly GAAP Subscription Revenue continuing to grow

	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP Subscription Revenue YoY Growth	35%	16%	113%	42%

- Quarterly GAAP Revenue growth consistency remains a key priority

	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP Revenue YoY Growth	(26%)	(7%)	20%	(11%)

Q3 2021 Highlights

- Quarterly GAAP Operating Expenses being tightly managed to enable growth investment

	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP Operating Expenses	2,391,966*	3,000,719**	3,196,760	3,231,270

*Includes $633K gain on litigation settlement

** Includes $349k of expenses to exit 60k sq.ft. office in Melville, NY ($135k / month savings going forward)

- Quarterly GAAP Net Income consistency remains a key priority

	Q3 2021	Q2 2021	Q1 2021	Q4 2020
GAAP Net Income	374,432	(349,684)	425,248	(94,418)

FALCONSTOR

Our Reinvention - A Broader View

Metric	2017	2018	2019	2020	YTD 2021
Net Customer Revenue Retention (excl. hardware)	65%	87%	92%*	88%	97%**
Gross Margin %	78%	83%	82%	88%	85%
Adjusted EBITDA %	7%	15%	12%	28%	28%
Free Cash Flow	($2.9) million	($1.9) million	($2.1) million	$0.7 million	($0.8) million
"Rule of 40" Score***	(14)	(13)	5	17	21
% of Sales From Non-Core Markets (e.g., China)	23.3%	15.2%	6.5%	4.6%	4.2%

* One large expansion aided the Net Customer Retention increase in 2019

** Two large expansions aided the Net Customer Retention increase in first nine months of 2021

***Annual Revenue Growth Rate % plus Adj EBITDA %

Our 20+ year history gives us unique insight and proven experience into our growing, mission-critical data protection markets

FalconStor Growth Markets

	2019	2027	CAGR
Data Protection as a Service (DPaaS)*	$12B	$104B	31%
	2020	2027	CAGR
Hybrid Cloud**	$56B	$204B	20%
	2021	2026	CAGR
Managed IT Services***	$243B	$355B	8%

* Grand View Research. Data Protection As A Service Report. October 2020
** Data Bridge Market Research. Global Hybrid Cloud Report. July 2020
*** Markets and Markets. Managed Services Market Report. July 2021

FalconStor Today

1000+	1.0+ Exabyte	45
Organizations and MSP's	Data Under Management	Patents/Patent Apps

Last 4 Quarters - Commercial Highlights

- **NEW**: Launched multi-tenant StorSafe™ with integration into cloud storage from IBM Cloud, AWS, and others
- **MODERN PRICING**: Created new and disruptive per tenant per month pricing model for our MSP customers to better align with their OPEX structured business models.
- **PARTNERS**: Collaborated with Hitachi Vantara to deliver a new hybrid-cloud data protection architecture powered by StorSafe™
- **OPTIMIZATION**: Expanded integration with AWS archive storage services for cloud data storage optimization and lower costs
- **MARKET SHARE**: Gained momentum through replacements of end-of-life IBM ProtecTIER installations with StorSafe™
- **SCALE**: Expanded several multi-petabyte deployments across multiple data centers for large enterprises and government institutions

Our Growth Focus

1. Continue increasing subscription-based recurring revenue, including monthly recurring MSP revenue
2. Invest in data protection solutions and efficient routes to market aligned with high-growth hybrid cloud use cases
3. Generate consistent quarterly year-over-year revenue and profitability growth, reach and maintain 40+ RScore
4. Seek out targeted M&A opportunities, while remaining focused on positive cash flow and operating performance
5. Continually improve capital structure and liquidity profile

FALCONSTOR

Q3 2021 Income Statement Summary

Q3 2021 results were less than we were targeting and continue to highlight our need to deliver consistent quarterly revenue growth while we are transitioning from perpetual to subscription license model

	Q3 2021	Q3 2020	YoY Change %
GAAP Total Revenue	3,283,469	4,436,400	(26)%
GAAP Gross Profit	2,841,184	4,020,442	(29)%
GAAP Operating Expenses	2,391,966	2,302,967	4%
GAAP Operating Income	449,218	1,717,475	(74)%
GAAP Net Income After Tax	374,432	1,546,209	(76)%

Q3 YTD 2021 Income Statement Summary

	Q3 YTD 2021	Q3 YTD 2020	YoY Change %
GAAP Total Revenue	10,370,542	11,116,199	(7)%
GAAP Gross Profit	8,838,509	9,756,635	(9)%
GAAP Operating Expenses	8,589,445	7,892,917	9%
GAAP Operating Income	249,064	1,863,718	(87)%
GAAP Net Income After Tax	449,996	1,232,927	(64)%

Key Balance Sheet Figures

	Q3 2021	Q2 2021	Q1 2021	Q4 2020	Q3 2020	% Change vs. Previous QTR	% Change YoY
Cash & Cash Equivalents	3,474,784	3,741,600	2,020,989	1,920,656	871,281	(7.7)%	74.9%
Net Working Capital (ex. Deferred Revenue)	3,772,526	3,066,234	402,000	(250,802)	(501,554)	18.7%	113.3%
Accounts Receivable	2,363,026	2,329,616	3,105,704	2,987,908	3,757,134	1.4%	(59.0)%
Accounts Payable and Accrued Expenses	1,441,351	2,357,104	3,292,277	2,747,557	2,810,770	(63.5)%	(95.0)%
Notes Payable	2,176,621	2,176,621	3,510,679	4,264,679	4,264,679	0.0%	(95.9)%
Deferred Revenue	5,278,818	5,962,720	6,454,758	6,369,129	6,053,361	(13.0)%	(14.7)%

2021 Guidance

	Revised 2021 Guidance	
Guidance (in $ millions)	Low	High
Total Revenue	$ 14.1	$ 15.1
Adjusted EBITDA*	$ 3.5	$ 4.5
%	25%	30%
Net Income	$ 0.6	$ 1.7
%	4%	11%
Rule of 40 (Revenue Growth % + Adjusted EBITDA %)	20	33

*Adjusted EBITDA adds back Non-Operating and Other Expenses and Income

Summary

Q&A

Thank you!

